As filed with the Securities and Exchange Commission on April ^ 30, 2010
1940 Act File No. 811-2589

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [ ] AMENDMENT NO. ^ 34 [X]

EATON VANCE SERIES TRUST
(Exact Name of Registrant as Specified in Charter)

Two International Place, Boston, MA 02110
(Address of Principal Executive Offices)

(617) 482-8260
(Registrant’s Telephone Number, including Area Code)

Maureen A. Gemma Two International Place, Boston, Massachusetts 02110 (Name and address of agent for service)

     Throughout this Registration Statement, information concerning Tax-Managed Growth Portfolio (the “Portfolio”) (File No. 811-7409) is incorporated by reference from Amendment No. ^ 157 to the Registration Statement of Eaton Vance Mutual Funds Trust (File No. 2-90946 under the Securities Act of 1933 (the “1933 Act”) (the “Amendment”), which was filed electronically with the Securities and Exchange Commission on April ^ 28, 2010 (Accession No. 0000940394-^ 10-000471). The Amendment contains a prospectus (the “Feeder Fund prospectus”) and statement of additional information (“Feeder Fund SAI”) for Eaton Vance Tax-Managed Growth Fund 1.2 (the “Feeder Fund”), which invests substantially all of its assets in the Portfolio. The investment practices and policies of the Feeder Fund are substantially the same as those of the Portfolio.

PART A

     Responses to Items 1, 2, 3, 4 and ^ 13 have been omitted pursuant to Paragraph B2.(b) of the General Instructions to Form N-1A.

Item ^ 5. Management

      (a) Investment Adviser

     Registrant incorporates by reference information concerning the Portfolio’s management from “Fund Summaries – Management” in the Feeder Fund prospectus.

      (b) Portfolio Manager(s)

     Registrant incorporates by reference information concerning the Portfolio’s management from “Fund Summaries – Management” in the Feeder Fund prospectus.

Item 6. Purchase and Sale of Fund Shares

      (a) Purchase of Fund Shares

      Registrant does not offer shares of the Fund (as defined in Item 9 below) for sale.

      (b) Sale of Fund Shares

     A shareholder may redeem Fund shares on any business day, which is any day the New York Stock Exchange is open for business. You may redeem Fund shares directly from the Fund either by writing to Eaton Vance Group of Funds, 101 Sabin Street, Pawtucket, RI 02860, or by calling 1-866-910-2425.

Item 7. Tax Information

     The Fund’s distributions are expected to be taxed as ordinary income and/or capital gains, unless you are exempt from taxation

Item 8. Financial Intermediary Compensation

     Registrant incorporates by reference information concerning the Portfolio’s financial intermediary compensation from “Payments to Broker-Dealers and Other Financial Intermediaries” in the Feeder Fund prospectus.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

     (a) Eaton Vance Series Trust (the “Registrant” or the “Trust”) is an open-end diversified management investment company. The investment objective of Eaton Vance Tax-Managed Growth Fund 1.0 (the “Fund”), the sole series of the Registrant, is to achieve long-term, after-tax returns for its shareholders through investing in a diversified portfolio of equity securities. This objective is nonfundamental but the Trustees intend to submit any proposed change, that would be material to shareholders for approval.

     (b) and (c) The Fund seeks to achieve its investment objective by investing in the Portfolio. Registrant incorporates by reference information concerning the Portfolio’s investment objective and investment practices and risks from “Fund Summaries” and “Investment Objectives & Principal Policies and Risks” in the Feeder Fund prospectus.

     (d) Registrant incorporates by reference the description of the Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings information from “Information about the Funds” under “Shareholder Account Features” in the Feeder Fund prospectus.

Item ^ 10. Management, Organization, and Capital Structure

     (a) Registrant incorporates by reference information concerning the Portfolio’s management from “Management and Organization” in the Feeder Fund prospectus.

      (b) Capital Stock

     ^ The Fund is the sole series of the Registrant, a Massachusetts business trust. The Fund does not hold annual shareholder meetings but may hold special meetings for matters that require shareholder approval (such as electing or removing trustees, approving management or advisory contracts or changing investment policies that may only be changed with shareholder approval).

Item 11. Shareholder Information

      (a) Pricing

     The Fund values its shares once on each day the New York Stock Exchange (the “Exchange”) is open for trading, as of the close of regular trading on the Exchange (normally 4:00 p.m. New York time). The Fund’s net asset value per share is determined by its custodian, State Street Bank and Trust Company (“State Street”), (as agent for the Registrant) in the manner authorized by the Trustees of the Trust. Net asset value is computed by dividing the value of the Fund’s total assets, less its liabilities, by the number of Fund shares outstanding. Because the Fund invests its assets in an interest in the Portfolio, the Fund’s net asset value will reflect the value of its interest in the Portfolio (which, in turn, reflects the underlying value of the Portfolio’s assets and liabilities).

     Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from “Valuing Shares” in the Feeder Fund prospectus and from “Calculation of Net Asset Value” in the Feeder Fund SAI.

      (b) Purchase of Fund Shares

      Not applicable. Registrant does not offer shares of the Fund for sale.

      (c) Redemption of Fund Shares

     A shareholder has the right to redeem Fund shares by delivering to the transfer agent during its business hours a written request in good order plus any share certificates, or stock powers if no certificates have been issued. Redemption will be made at the net asset value next computed after such delivery. Good order means that all relevant documents must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be Medallion signature guaranteed. A shareholder can obtain a Medallion signature guarantee at banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities association that participate in the Securities Transfer Agents Medallion Program, Inc. (STAMP, Inc.). Only Medallion signature guarantees issued in accordance with STAMP, Inc. will be accepted. In addition, in some cases, good order may require the furnishing of additional documentation if shares are registered in the name of a corporation, partnership or fiduciary. Payment normally will be made within seven days of the receipt of the aforementioned documents, reduced by any federal income tax required to be withheld.

     The Registrant reserves the right to pay the redemption or repurchase price of Fund shares in whole or in part by a distribution of portfolio securities in lieu of cash if, in the opinion of management, it seems advisable to do so; normally, when the redemption or repurchase price equals or exceeds $2,500 portfolio securities will be used by the Registrant. Any portfolio securities so distributed would be valued pursuant to the Portfolio’s valuation procedures. If the portfolio securities so distributed are sold by the redeeming shareholder, brokerage commissions or other transaction costs will be incurred in connection with such sale.

     The right to redeem shares of the Fund can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the “SEC”), or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), if an emergency exists as determined by the SEC, or during any other period permitted by order of the SEC for the protection of investors.

      (d) Dividends and Distributions

     Distributions from net investment income are paid at least quarterly and distributions from net realized long-term capital gains are paid at least annually. These distributions are paid in shares of the Fund computed at net asset value, subject to an option to each shareholder to elect to be paid in cash.

      (e) Frequent Purchases and Redemptions of Fund Shares

     In general, frequent purchases and redemptions of investment company shares may dilute the value of shares held by long-term shareholders. Excessive purchases and redemptions may disrupt efficient portfolio management, forcing an investment company to sell portfolio securities at inopportune times to raise cash, or cause increased expenses such as increased brokerage costs, realization of taxable capital gains without attaining any investment advantage, or increased administrative costs. The Boards of Trustees of the Eaton Vance Funds have adopted ^ policies to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of ^ Fund shares. However, because the shares of the Fund are not offered for sale and shareholders may redeem their shares but not exchange them for shares of other Funds in the Eaton Vance group of funds, Eaton Vance believes the Fund is not susceptible to market timing or excessive trading.

      (f) Tax Consequences

     Since the Fund intends to distribute substantially all of its net investment income and net realized long-term capital gains to shareholders, it is not expected that the Fund will be required to pay any federal income taxes on such income and capital gains. However, shareholders of the Fund normally will have to pay federal income taxes and any state or local taxes, on any such distributions from investment income.

     After the end of each calendar year, each shareholder receives information for tax purposes regarding the distributions paid during the year and the amount of any distributions eligible for the dividends received deduction for corporations.

Item ^ 12. Distribution Arrangements

      (a) and (b) Not applicable

     (c) Whenever the Fund as an investor in the Portfolio is requested to vote on matters pertaining to the Portfolio (other than the termination of the Portfolio’s business, which may be determined by the Trustees of the Portfolio without investor approval), the Fund will hold a meeting of Fund shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from Fund shareholders. The Fund shall vote shares for which it receives no voting instructions in the same proportion as the shares for which it receives voting instructions. Other investors in the Portfolio may alone or collectively acquire sufficient voting interests in the Portfolio to control matters relating to the operation of the Portfolio, which may require a Fund to withdraw its investment in the Portfolio or take other appropriate action. The Fund can withdraw from the Portfolio at any time.

     In the event the Fund withdraws all of its assets from the Portfolio, or the Board of Trustees of the Registrant determines that the investment objective of the Portfolio is no longer consistent with the investment objective of the Fund, such Trustees would consider what action might be taken, including investing the assets of the Fund in another pooled investment entity or retaining an investment adviser to manage the Fund’s assets in accordance with its investment objective. The Fund’s investment performance may be affected by a withdrawal of all its assets (or the assets of another investor) from the Portfolio.

PART B

Item ^ 14. Cover Page and Table of Contents Not applicable Item ^ 15. Fund History

     Registrant is a Massachusetts business trust organized on June 24, 1996. Registrant currently has one series, Eaton Vance Tax-Managed Growth Fund 1.0 (the “Fund”). Prior to March 1, 2001, the Fund was known as Capital Exchange Fund.

Item ^ 16. Description of the Fund and Its Investments and Risks

      Registrant is an open-end diversified management investment company.

     Part A contains information about the investment objective and policies of the Fund. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

     Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from “Strategies and Risks” and “Investment Restrictions” in the Feeder Fund SAI. The Fund is subject to the same investment restrictions as the Portfolio. Registrant incorporates by reference the Portfolio’s portfolio turnover rates from “Financial Highlights” in the Feeder Fund prospectus.

Item ^ 17. Management of the Fund

     (a) - (b) Registrant incorporates by reference additional information concerning the management of the Portfolio from “Management and Organization” in the Feeder Fund SAI. As used in this filing, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc. and “EVD” refers to Eaton Vance Distributors, Inc. The Board of Trustees of Registrant has the same committees with the same composition as the committees of the Portfolio’s Board.

Number of
Portfolios
in Fund
	Position(s)	Term of Office		Complex
	with the	and Length	Principal Occupation(s) During	Overseen By	Other Directorships
Name and Date of Birth	Fund/Portfolio	of Service	Past Five Years	Trustee(1)	Held

INTERESTED TRUSTEE

THOMAS E. FAUST JR.	Trustee of the	Trustee since	Chairman, Chief Executive Officer	^ 181	Director of EVC.
5/31/58	Trust and Vice	2007; Vice	and President of EVC, Director and		Formerly, Trustee of
	President	President of the	President of EV, Chief Executive		Eaton Vance Credit
		Trust since 1998;	Officer and President of Eaton Vance		Opportunities Fund
		and of the	and BMR, and Director of EVD.		(2007-2010), Eaton
		Portfolio since	Trustee and/or officer of ^ 181		Vance Insured
		2002	registered investment companies and		Florida Plus
			^ 3 private investment companies		Municipal Bond
			managed by Eaton Vance or BMR.		Fund (2007-2008)
			Mr. Faust is an interested person		and Eaton Vance
			because of his positions with BMR,		National Municipal
			Eaton Vance, EVC, EVD and EV,		Income Trust (2007-
			which are affiliates of the Trust and		2009).
Portfolio.
^

NONINTERESTED TRUSTEES

BENJAMIN C. ESTY	Trustee	Since 2005	Roy and Elizabeth Simmons	^ 181	^ Formerly,
1/2/63			Professor of Business		Trustee of Eaton
			Administration^ and Finance Unit		Vance Credit
			Head, Harvard University Graduate		Opportunities Fund
			School of Business Administration.		(2005-2010), Eaton
Vance Insured
Florida Plus
Municipal Bond
Fund (2005-2008)
and Eaton Vance
National Municipal
Income Trust (2006-
2009).
ALLEN R. FREEDMAN	Trustee	Since 2007	Private Investor and Consultant.	^ 181	Director of
4/3/40			Former Chairman (2002-2004) and a		Assurant, Inc.
			Director (1983-2004) of Systems &		(insurance provider),
			Computer Technology Corp.		and Stonemor
			(provider of software to higher		Partners L.P. (owner
			education). Formerly, a Director of		and operator of
			Loring Ward International (fund		cemeteries).
			distributor) (2005-2007). Formerly,		Formerly, Trustee of
			Chairman and a Director of Indus		Eaton Vance Credit
			International, Inc. (provider of		Opportunities Fund
			enterprise management software to		(2007-2010), Eaton
			the power generating industry) (2005-		Vance Insured
			2007).		Florida Plus
Municipal Bond
Fund (2007-2008)
and Eaton Vance
National Municipal
Income Trust (2007-
2009).

Number of
Portfolios
in Fund
	Position(s)	Term of Office		Complex
	with the	and Length	Principal Occupation(s) During	Overseen By	Other Directorships
Name and Date of Birth	Fund/Portfolio	of Service	Past Five Years	Trustee(1)	Held

^ WILLIAM H. PARK	Trustee	Since 2003	^ Vice Chairman, Commercial	^ 181	^ Formerly,
9/19/47			Industrial Finance Corp. (specialty		Trustee of Eaton
			finance company) (since 2006).		Vance Credit
			Formerly, President and Chief		Opportunities Fund
			Executive Officer, Prizm Capital		(2005-2010), Eaton
			Management, LLC (investment		Vance Insured
			management firm) (2002-2005).		Florida Plus
			Formerly, Executive Vice President		Municipal Bond
			and Chief Financial Officer, United		Fund (2003-2008)
			Asset Management Corporation (an		and Eaton Vance
			institutional investment management		National Municipal
			firm) (1982-2001). Formerly, Senior		Income Trust (2003-
			Manager, Price Waterhouse (now		2009).
PricewaterhouseCoopers) (an
independent registered public
accounting firm) (1972-1981).
^ RONALD A. PEARLMAN	Trustee	Since ^ 2003	Professor of ^ Law, Georgetown	^ 181	^ Formerly,
7/10/40			University^ Law Center. Formerly,		Trustee of Eaton
			Deputy Assistant Secretary (Tax		Vance Credit
			Policy) and Assistant Secretary (Tax		Opportunities Fund
			Policy), U.S. Department of the		(2005-2010), Eaton
			Treasury (1983-1985). Formerly,		Vance Insured
			Chief of Staff, Joint Committee on		Florida Plus
			Taxation, U.S. Congress (1988-1990).		Municipal Bond
Fund (2003-2008)
and Eaton Vance
National Municipal
Income Trust (2003-
2009).
^ HELEN FRAME PETERS	Trustee	Since ^ 2008	^ Professor of Finance, Carroll	^ 181	^ Director of BJ’s
3/22/48			School of Management, Boston		Wholesale Club,
			College. Formerly, Dean, Carroll		Inc. (wholesale club
			School of Management, Boston		retailer). Formerly,
			College (2000-2002). Formerly,		Trustee of SPDR
			Chief Investment Officer, Fixed		Index Shares Funds
			Income, Scudder Kemper Investments		and SPDR Series
			(investment management firm) (1998-		Trust (exchange
			1999). Formerly, Chief Investment		traded funds) (2000-
			Officer, Equity and Fixed Income,		2009). Formerly,
			Colonial Management Associates		Director of Federal
			(investment management firm) (1991-		Home Loan Bank of
			1998).		Boston (a bank for
banks) (2007-2009).
Formerly, Trustee of
Eaton Vance Credit
Opportunities Fund
(2008-2010).

Number of
Portfolios
in Fund
	Position(s)	Term of Office		Complex
	with the	and Length	Principal Occupation(s) During	Overseen By	Other Directorships
Name and Date of Birth	Fund/Portfolio	of Service	Past Five Years	Trustee(1)	Held

^ HEIDI L. STEIGER	^ Trustee	^ Since 2007^	^ Managing Partner, Topridge	^ 181	^ Director of
7/8/53			Associates LLC (global wealth		Nuclear Electric
			management firm) (since 2008);		Insurance Ltd.
			Senior Adviser (since 2008),		(nuclear insurance
			President (2005-2008), Lowenhaupt		provider), Aviva
			Global Advisors, LLC (global wealth		USA (insurance
			management firm). Formerly,		provider) and CIFG
			President and Contributing Editor,		(family of financial
			Worth Magazine (2004-2005).		guaranty companies)
			Formerly, Executive Vice President		and Advisory
			and Global Head of Private Asset		Director of
			Management (and various other		Berkshire Capital
			positions), Neuberger Berman		Securities LLC
			(investment firm) (1986-2004).		(private investment
banking firm).
Formerly, Trustee of
Eaton Vance Credit
Opportunities Fund
(2007-2010), Eaton
Vance Insured
Florida Plus
Municipal Bond
Fund (2007-2008)
and Eaton Vance
National Municipal
Income Trust (2007-
2009).
LYNN A. STOUT	Trustee	Since 2003	Paul Hastings Professor of Corporate	181	Formerly, Trustee of
9/14/57			and Securities Law (since 2006) and		Eaton Vance Credit
			Professor of Law (2001-2006),		Opportunities Fund
			University of California at Los		(2005-2010), Eaton
			Angeles School of Law. Nationally-		Vance Insured
			recognized expert on corporate law,		Florida Plus
			corporate governance, and securities		Municipal Bond
			regulation and author of numerous		Fund (2002-2008)
			academic and professional papers on		and Eaton Vance
			these topics.		National Municipal
Income Trust (1998-
2009).

Number of
Portfolios
in Fund
	Position(s)	Term of Office		Complex
	with the	and Length	Principal Occupation(s) During	Overseen By	Other Directorships
Name and Date of Birth	Fund/Portfolio	of Service	Past Five Years	Trustee(1)	Held

RALPH F. VERNI	Chairman of	Chairman of the	Consultant and private investor.	181	Formerly, Trustee of
1/26/43	the Board and	Board since 2007	Formerly, Chief Investment Officer		Eaton Vance Credit
	Trustee	and Trustee since	(1982-1992), Chief Financial Officer		Opportunities Fund
		2005	(1988-1990) and Director (1982-		(2005-2010), Eaton
			1992), New England Life. Formerly,		Vance Insured
			Chairperson, New England Mutual		Florida Plus
			Funds (1982-1992). Formerly,		Municipal Bond
			President and Chief Executive		Fund (2005-2008)
			Officer, State Street Management &		and Eaton Vance
			Research (1992-2000). Formerly,		National Municipal
			Chairperson, State Research Mutual		Income Trust (2006
			Funds (1992-2000). Formerly,		2009).
Director, W.P. Carey, LLC (1998-
2004) and First Pioneer Farm Credit
Corp. (2002-2006).

(1) Includes both master and feeder funds in a master-feeder structure.

-

	Position(s) with	Term of Office
	the	and Length of
Name and Date of Birth	Fund/Portfolio	Service	Principal Occupation(s) During Past Five Years

DUNCAN W. RICHARDSON	President	Since 2002	Director of EVC^ and Executive Vice President and Chief
10/26/57			Equity Investment Officer of EVC, Eaton Vance and BMR.
Officer of ^ 85 registered investment companies managed by
Eaton Vance or BMR.
BARBARA E. CAMPBELL	Treasurer	Of the Trust since	Vice President of Eaton Vance and BMR. Officer of ^ 181
6/19/57		2005; and of the	registered investment companies managed by Eaton Vance or
		Portfolio since	BMR.
2007

MAUREEN A. GEMMA	Secretary and	Secretary since	Vice President of Eaton Vance and BMR. Officer of ^ 181
5/24/60	Chief Legal	2007 and Chief	registered investment companies managed by Eaton Vance or
	Officer	Legal Officer since	BMR.
2008

^ PAUL M. ^ O’NEIL	Chief	Since 2004	Vice President of Eaton Vance and BMR. Officer of ^ 181
7/11/53	Compliance		registered investment companies managed by Eaton Vance or
	Officer		BMR.

     Share Ownership. The following table shows the dollar range of equity securities beneficially owned by each Trustee in the Fund and in all Eaton Vance Funds overseen by the Trustee as of December 31, 2007.

	Dollar Range of Equity	Aggregate Dollar Range of Equity Securities
	Securities Owned in	Owned in All Registered Funds Overseen by
Name of Trustee	the Fund	Trustee in the Eaton Vance Fund Complex

Interested Trustee
Thomas E. Faust Jr.	None	over $100,000
Noninterested Trustees
Benjamin C. Esty	None	over $100,000
Allan R. Freedman	None	over $100,000
William H. Park	None	over $100,000^
Ronald A. Pearlman	None	over $100,000
Helen Frame Peters	None	^ over $100,000
Heidi L. Steiger	None	^ over $100,000
Lynn A. Stout	None	over $100,000*
Ralph F. Verni	None	over $100,000*

* Includes shares which may be deemed to be beneficially owned through a Trustee Deferred Compensated Plan.

     As of December 31, ^ 2009, no noninterested Trustee or any of their immediate family members owned beneficially or of record any class of securities of EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD.

     During the calendar years ended December 31, ^ 2008 and December 31, ^ 2007, no noninterested Trustee (or their immediate family members) had:

1.	Any direct or indirect interest in Eaton Vance, EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD;
2.	Any director or indirect material interest in any transaction or series of similar transactions with (i) the Trust or any Fund; (ii) another fund managed by EVC, distributed by EVD or a person controlling, controlled by or under common control with EVC or EVD; (iii) EVC or EVD; (iv) a person controlling, controlled by or under common control with EVC or EVD; or (v) an officer of any of the above; or
3.	Any direct or indirect relationship with (i) the Trust or any Fund; (ii) another fund managed by EVC, distributed by EVD or a person controlling, controlled by or under common control with EVC or EVD; (iii) EVC or EVD; (iv) a person controlling, controlled by or under common control with EVC or EVD; or (v) an officer of any of the above.

     During the calendar years ended December 31, ^ 2008 and December 31, ^ 2009, no officer of EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD served on the Board of Directors of a company where a noninterested Trustee of the Trust or the Portfolio or any of their immediate family members served as an officer.

^ (c) The fees and expenses of those Trustees of the Registrant and the Portfolio who are not members of the Eaton Vance organization (noninterested Trustees) are paid by the Registrant and the Portfolio, respectively. (The Trustees of the Registrant and the Portfolio who are members of the Eaton Vance organization receive no compensation from the Registrant or the Portfolio.) For the fiscal year ended December 31, 2008, the noninterested Trustees of the Registrant and the Portfolio earned the following compensation in their capacities as Trustees from the Trust and the Portfolio. For the year ended December 31, 2008, the noninterested Trustees earned the following compensation in their capacities as Trustees of the funds in the Eaton Vance fund complex:(1)

	Benjamin C.	Allen R.	William H.	Ronald A.	Helen Frame	Heidi L.	Lynn A.	Ralph F.
	Esty	Freedman	Park	Pearlman	Peters(1)	Steiger	Stout	Verni
Trust(2)	$62	$57	$62	$62	$50	$57	$62	$88
Portfolio	6,284	5,737	6,284	6,284	5,010	5,737	6,284(3)	4,979(4)
Total Compensation
From Complex	$230,000	$210,000	$209,167	$230,000	$183,750	$210,000	$230,000(5)	$325,000(6)

(1)	As of May 1, ^ 2010, the Eaton Vance fund complex consists of ^ 181 registered investment companies or series thereof.^
(2)	The Trust consisted of 1 Fund as of the fiscal year ended December 31, ^ 2009.
(3)	Includes $^ 1,379 of deferred compensation.
(4)	Includes $^ 4,979 of deferred compensation.
(5)	Includes $4^ 5,000 of deferred compensation.
(^ 6)	Includes $^ 162,500 of deferred compensation.

     Trustees of the Portfolio that are not affiliated with its investment adviser, BMR, may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the “Trustees’ Plan”). Under the Trustees’ Plan, an eligible Trustee may elect to have his or her deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Trustees’ Plan will be determined based upon the performance of such investments. Deferral of Trustees’ fees in accordance with the Trustees’ Plan will have a negligible effect on the Portfolio’s assets, liabilities, and net income, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee. Neither the Registrant nor the Portfolio has a retirement plan for Trustees.

      (d) Sales Loads

      Not applicable.

      (e) Code of Ethics

     Registrant incorporates by reference information concerning relevant codes of ethics from “Code of Ethics” under “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

      (f) Proxy Voting Policies

     Registrant incorporates by reference information concerning relevant proxy voting policies from “Proxy Voting Policy” under “Management and Organization” and from “Appendix E” and “Appendix F” in the Feeder Fund SAI.

Item ^ 18. Control Persons and Principal Holders of Securities

      (a) - (c) As of April 1, 2009, the Trustees and officers of the Registrant, as a group, owned in the aggregate less than 1% of the outstanding shares of the Fund. ^ In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

Citigroup Global Markets, Inc.	Owings Mills, MD	6.2%

Item ^ 19. Investment Advisory and Other Services

     (a) and (c) - (h) Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio from “Investment Advisory and Administrative Services” and “Other Service Providers” in the Feeder Fund SAI. Eaton Vance serves as administrator of the Fund, providing the Fund with administrative services and related office facilities. Eaton Vance does not currently receive a fee for serving as administrator.

      (b) Not applicable

Item ^ 20. Portfolio Managers

     Registrant incorporates by reference information concerning the portfolio managers of the Portfolio from “Investment Advisory and Administrative Services” in the Feeder Fund SAI.

Item ^ 21. Brokerage Allocation and Other Practices

     Registrant incorporates by reference information concerning the brokerage practices of, and brokerage commissions paid by, the Portfolio from “Portfolio Securities Transactions” in the Feeder Fund SAI.

Item ^ 22. Capital Stock and Other Securities

     (a) The Registrant may issue an unlimited number of shares of beneficial interest (no par value per share) in one or more series (such as the Fund). Each share of the Fund represents an equal proportionate beneficial interest in the Fund. When issued and outstanding, the shares are fully paid and nonassessable by the Trust. Shareholders are entitled to one vote for each full share held. Fractional shares may be voted proportionately. Shares have no preemptive or conversion rights and are freely transferable. In the event of the liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

     The Declaration of Trust may be amended by the Trustees when authorized by a majority of the outstanding voting securities of the Trust affected by the amendment. The Trustees may also amend the Declaration of Trust without the vote or consent of shareholders to change the name of the Trust or any series or to make such other changes as do not have a materially adverse effect on the rights or interests of shareholders or if they deem it necessary to conform the Declaration to the requirements of federal laws or state laws or regulations. The Trust or any series may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the shares outstanding and entitled to vote at any meeting of shareholders of the Trust or the appropriate series, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the shares of the Trust or a series, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a series entitled to vote thereon shall be sufficient authorization; or (2) by means of an instrument in writing signed by a majority of the Trustees, to be followed by a written notice to shareholders stating that a majority of the Trustees has determined that the continuation of the Trust or a series is not in the best interest of the Trust, or such series or of their respective shareholders.

     As permitted by Massachusetts law, there will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Trust holding office have been elected by shareholders. In such an event the Trustees then in office will call a shareholder’s meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the shareholders in accordance with the Trust’s By-Laws, the Trustees shall continue to hold office and may appoint successor Trustees.

     The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. In addition, the Bylaws of the Trust provide that no natural person shall serve as a Trustee of the Trust after the holders of record of not less than two-thirds of the outstanding shares have declared that he be removed from office either by declaration in writing filed with the custodian of the assets of the Trust or by votes set in person or by proxy at a meeting called for the purpose. The By-laws further provide that under certain circumstances the shareholders may call a meeting to remove a Trustee and that the Trust is required to provide assistance in communicating with shareholders about such a meeting. The By-laws also provide that the Trustees shall promptly call a meeting of shareholders for the purpose of voting upon a question of removal of a Trustee when requested to do so by the record holders of not less than 10 per centum of the outstanding shares.

     Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the Trust’s By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. (The Declaration also contains provisions limiting the liability of a series or class to that series or class). Moreover, the Trust’s By-laws also provide for indemnification out of the property of the Fund of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. The assets of the Fund will ordinarily substantially exceed its liabilities. In light of the nature of the Fund’s business and the nature of its assets, management believes that the possibility of the Fund’s liabilities exceeding its assets, and therefore the shareholder’s risk of personal liability, is extremely remote.

      (b) Not applicable

^ Item ^ 23. Purchase, Redemption, and Pricing

      (a) and (b) The Registrant does not offer shares of the Fund for sale.

     (c) Registrant incorporates by reference information concerning valuation of the Portfolio’s assets from “Calculation of Net Asset Value” in the Feeder Fund SAI.

Item ^ 24. Taxation of the Fund

      The Fund, as a series of a Massachusetts business trust, is treated as a separate entity for ^ federal income tax purposes.^ The Fund has elected to be treated and intends to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Code. Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net investment income and net short-term and long-term capital gains (after reduction by any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying any federal income ^ tax. If the Fund qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, ^ it will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions. The Fund qualified as a RIC for its fiscal year ended December 31, 2009. The Fund also seeks to avoid payment of federal excise tax. However, if the Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted to so elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts. As a result of recently enacted legislation, the Code now contains a provision codifying the judicial economic substance doctrine, which has traditionally been used by courts to deny tax benefits for transactions that lack economic substance; a strict liability penalty is imposed for an understatement of tax liability due to a transaction’s lack of economic substance.

     ^ Because the Fund invests its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for the Fund to also satisfy these requirements. For federal income tax purposes, the Portfolio intends to be treated as a partnership that is not a “publicly traded partnership” and, as a result, will not be subject to federal income tax. The Fund, as an investor in the Portfolio, will be required to take into account in determining its federal income tax liability its share of such Portfolio’s income, gains, losses, deductions and credits, without regard to whether it has received any distributions from such Portfolio. The Portfolio will allocate at least annually among its investors, including the Fund, the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. For purposes of applying the requirements of the Code regarding qualification as a RIC, the Fund (i) will be deemed to own its proportionate share of each of the assets of the Portfolio and (ii) will be entitled to the gross income of the Portfolio attributable to such share.

     ^ For taxable years beginning on or before December 31, 2010, “qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain (currently at a maximum rate of 15%). In order for some portion of the dividends received ^ by a Fund shareholder to be qualified dividend income, the Portfolio must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund, Portfolio or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, on the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company. In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to such Fund’s shares. In any event, if the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income, then 100% of the Fund’s dividends (other than properly designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

     For taxable years beginning on or after January 1, 2011, the long-term capital gain rate is scheduled to return to 20%.

     In order to avoid incurring a federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year (i) at least 98% of its ordinary income for such year, (ii) at least 98% of its capital gain net income (which is the excess of its realized capital gains over its realized capital losses), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Fund paid no federal income tax. If ^ the Fund fails to meet these requirements it will be subject to a nondeductible 4% excise tax on the undistributed amounts. Under current law, provided that the Fund qualifies as a RIC and the Portfolio is treated as a partnership for Massachusetts and federal tax purposes, neither the Fund nor the Portfolio should be liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

     If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of tax-exempt income and net capital gain (if any), will be taxable to the shareholder as ^ dividend income. However, such distributions ^ may be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends^ -received deduction in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

     The Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts (to the extent permitted) and certain other transactions ^ may be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments in the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to investors.

     The Portfolio’s investment in so-called "section 1256 contracts," such as regulated futures contracts, most foreign currency forward contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by the Portfolio at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the Portfolio’s income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by the Portfolio from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a "hedging transaction" nor part of a "straddle," 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by the Portfolio.

     In general, gain or loss on a short sale is recognized when the Portfolio closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally considered to be capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in the Portfolio’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of ^ "substantially identical property^ " held by the Portfolio. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, ^ "substantially identical property^ " has been held by the Portfolio for more than one year. In general, the Portfolio will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.

     As a result of entering into swap contracts, the Portfolio may make or receive periodic net payments. The Portfolio may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Portfolio has been a party to a swap for more than one year). With respect to certain types of swaps, the Portfolio may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss. The tax treatment of many types of credit default swaps is uncertain.

     Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such income or pays such liabilities are generally treated as ordinary income or ordinary loss.

     Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, forward contracts and similar instruments (to the extent permitted) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

     Investments in “passive foreign investment companies” (“PFICs”) could subject the Portfolio to U.S. federal income tax or other charges on certain distributions from such companies and on disposition of investments in such companies; however, the tax effects of such investments may be mitigated by making an election to mark such investments to market annually or treat the PFIC as a “qualified electing fund”.

     If the Portfolio were to invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, the Fund ^ or Portfolio might be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified electing fund, even if not distributed to the ^ fund, and such amounts would be subject to the distribution requirements described above. In order to make this election, the Portfolio would be required to obtain certain annual information from the PFICs in which it invests, which may be difficult or impossible to obtain. Alternatively, if the Portfolio were to make a mark-to-market election with respect to a PFIC, the Portfolio would be treated as if it had sold and repurchased the PFIC stock at the end of each year. In such case, the Portfolio would report any such gains as ordinary income and would deduct any such losses as ordinary losses to the extent of previously recognized gains. This election must be made separately for each PFIC, and once made, would be effective for all subsequent taxable years unless revoked with the consent of the IRS. The Portfolio may be required to recognize income in excess of the distributions it ^ receives from PFICs and its proceeds from dispositions of PFIC stock in any particular year. As a result, the Fund may have to distribute this “phantom” income and gain to satisfy the distribution requirement and to avoid imposition of the 4% excise tax.

     The Portfolio may be subject to foreign withholding or other foreign taxes with respect to income (possibly including, in some cases, capital gains) on certain foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. As it is not expected that more than 50% of the value of the total assets of the Portfolio will consist of securities issued by foreign corporations, the Fund will not be eligible to pass through to shareholders its proportionate share of any foreign taxes paid by the Portfolio and allocated to the Fund, with the result that shareholders will not include in income, and will not be entitled to take any foreign tax credits or deductions for, such foreign taxes.

     Any loss realized upon the sale or exchange of Fund shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any distributions treated as long-term capital gain with respect to such shares. In addition, all or a portion of a loss realized on a redemption or other disposition of Fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquired other shares of the same Fund (whether through the reinvestment of distributions or otherwise) within the period beginning 30 days before the redemption of the loss shares and ending 30 days after such date. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

^

     Certain investors in the Portfolio, including RICs, have acquired interests in the Portfolio by contributing securities. Due to tax considerations, during the first seven years following the contribution of securities ^ to the Portfolio by an investor, such securities will not be distributed to any investor other than the investor who contributed those securities. Investors who acquire an interest in the Portfolio by contributing securities and who redeem that interest within the applicable time period will generally receive back one or more of the securities they contributed. In partial redemptions by such investors during this period, the Portfolio will attempt to accommodate requests to distribute initially those contributed securities and share lots with the highest cost basis.

     The Portfolio has significant holdings of highly appreciated securities that were contributed to the Portfolio by investors other than the Fund. If such securities were to be sold, the resulting capital gain would be allocated disproportionately among the Portfolio’s investors, with the result that the Fund would not be subject to taxation on any gain arising prior to the contribution of the securities to the Portfolio. If securities are contributed to the Fund in a tax-free transaction, the Fund will be liable for any pre-contribution gain if such securities are sold.

     A portion of distributions made by the Fund which are derived from dividends from domestic corporations may qualify for the dividends-received deduction (“DRD”) for corporations. The DRD is reduced to the extent the Fund shares with respect to which the dividends are received are treated as debt-financed under the Code and is eliminated if the shares are deemed to have been held for less than a minimum period, generally more than 45 days during the 91-day period beginning 45 days before the ex-dividend date or if the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Receipt of certain distributions qualifying for the DRD may result in reduction of the tax basis of the corporate shareholder’s shares. Distributions eligible for the DRD may give rise to or increase an alternative minimum tax for certain corporations.

     Generally, upon sale or exchange of shares, a shareholder will realize a taxable gain or loss equal to the difference between the amount realized and the basis in shares. A redemption of shares by the Fund will be treated as a sale for this purpose. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term capital gain or loss if the shares are held for more than one year and short-term capital gain or loss if the shares are held for one year or less.

     Sales charges paid upon a purchase of shares subject to a front-end sales charge cannot be taken into account for purposes of determining gain or loss on a redemption or exchange of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of Fund shares (or shares of another fund) pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

     Dividends and distributions on the Fund’s shares are generally subject to federal income tax as described herein to the extent they ^ are made out of the Fund’s ^ earnings and profits, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared.

     In general, dividends (other than capital gain dividends and exempt-interest dividends) paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign person”)^ are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). The withholding tax does not apply to regular dividends paid to a foreign person who provides a Form W-8ECI, certifying that the dividends are effectively connected with the foreign person’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the foreign person were a U.S. shareholder. A non-U.S. corporation receiving effectively connected dividends may also be subject to additional "branch profits tax" imposed at a rate of 30% (or lower treaty rate). A foreign person who fails to provide an IRS Form W-8BEN or other applicable form may be subject to backup withholding at the appropriate rate.

     ^ For taxable years beginning before January 1, 2010, properly-designated dividends are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on its circumstances, the Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

^

     If the Fund’s direct or indirect interests in U.S. real property were to exceed certain levels, distributions to a foreign shareholder ^ from the the Fund attributable to a REIT’s distribution to the Fund ^ of gain from a sale or exchange of a U.S. real property interest will be treated as real property gain subject to ^ additional taxes and ^ may result in the foreign shareholder having additional filing requirements^ . It is not expected that a significant portion of the Fund’s ^ interest will be ^ in U.S. real property^ .

     Amounts paid by the Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the ^ IRS^ as well as shareholders with respect to whom the Fund has received certain information from the IRS or a broker, may be subject to “backup” withholding of federal income tax arising from the Fund’s taxable dividends and other distributions as well as the proceeds of redemption transactions (including repurchases and exchanges), at a rate of 28% for amounts paid through 2010. The backup withholding rate will be 31% for amounts paid thereafter. An individual’s TIN is generally his or her social security number. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

     Under Treasury regulations, if a shareholder realizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances. Under certain circumstances, certain tax-exempt entities and their managers may be subject to excise tax if they are parties to certain reportable transactions.

     The foregoing discussion does not address all of the special tax rules applicable to certain classes of investors, such as IRAs and other retirement plans, tax-exempt entities , foreign investors, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the federal, state, local, and, where applicable, foreign tax consequences of investing in the Fund.^

Item ^ 25. Underwriters

      Not applicable because Registrant does not make a continuous offering of Fund shares.

Item ^ 26. Calculation of Performance Data

      Not applicable.

Item ^ 27. Financial Statements

     Registrant incorporates by reference the audited financial information for the Fund and the Portfolio contained in the Fund’s shareholder report for the fiscal year ended December 31, ^ 2009 as previously filed electronically with the SEC in an N-CSR filing made on ^ February 25, 2010 pursuant to Section 30(b) (2) of the 1940 Act) (Accession No. ^ 0000950123-10-017041).

PART C

OTHER INFORMATION

Item ^ 28. Exhibits (with inapplicable items omitted)

(a) (1)	Declaration of Trust of the Registrant dated June 24, 1996 filed as Exhibit (1) to
Amendment No. 19 and incorporated herein by reference.

(2)	Amendment to Declaration of Trust effective August 11, 2008 filed ^ as Exhibit (a)(2)
to Amendment No. 33 on April 29, 2009 (Accession No. 0000940394-09-000333) and
incorporated herein by reference.

(3)	Amendment and Restatement of Establishment and Designation of Series of Shares dated
October 19, 1998 filed as Exhibit (a)(2) to Amendment No. 23 and incorporated herein by reference.

(4)	Amendment and Restatement of Establishment and Designation of Series of Shares dated
August 14, 2000 (effective March 1, 2001) filed as Exhibit (a)(3) to Amendment No. 25 on April 30, 2001 (Accession No. 0000940394-01-500181) and incorporated herein by reference.

(c) (1)	By-laws of the Registrant dated June 24, 1996 filed as Exhibit (2) to Amendment No. 19 and incorporated herein by reference.

(2)	Amendment to by-laws of the Registrant dated August 11, 2008 filed ^ as Exhibit (c)(2)
to Amendment No. 33 on April 29, 2009 (Accession No. 0000940394-09-000333) and
incorporated herein by reference.

(f)	The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Directors. See in the Matter of Capital Exchange Fund, Inc., Release No.
IC-20671 (November 1, 1994).

(g) (1)	Custodian Agreement dated August 30, 1996 filed as Exhibit (8) to Amendment No. 19 and incorporated herein by reference.

(2) Amendment to Master Custodian Agreement with Investors Bank & Trust Company dated December 21, 1998 filed as Exhibit (g)(3) to the Registration Statement of Eaton
Vance Municipals Trust (File Nos. 33-572, 811-4409) (Accession No. 0000950156-99-
000050) and incorporated herein by reference.

(3) Extension Agreement dated August 31, 2005 to Master Custodian Agreement with
Investors Bank & Trust Company filed as Exhibit (j)(2) to the Eaton Vance Tax-Managed
Global Buy Write Opportunities Fund N-2 Pre-Effective Amendment No. 2 (File Nos.
333-123961, 811-21745) filed September 26, 2005 (Accession No. 0000950135-05-
005528) and incorporated herein by reference.

(4) Delegation Agreement with Investors Bank & Trust Company dated December 11, 2000 pursuant to Rules 17f-5 and 17f-7 filed as Exhibit (j)(e) to Amendment No. 5 on form N-2 of Eaton Vance Prime Rate Reserves (File Nos. 333-32267, 811-05808) filed with the

Commission on April 3, 2001 (Accession No. 0000940394-01-500125) and incorporated herein by reference.

(h) (1)	Administrative Services Agreement with Eaton Vance Management dated August 30,
1996, filed as Exhibit (9) to Amendment No. 19 and incorporated herein by reference.

(2)	Transfer Agency Agreement dated August 1, 2005 filed as Exhibit (h)(3) to Post-
Effective Amendment No. 109 filed August 25, 2005 and incorporated herein by reference.

(3)	Sub-Transfer Agency Services Agreement effective August 1, 2005 between PFPC Inc.
and Eaton Vance Management filed as Exhibit (h)(4) to Post-Effective Amendment No.
109 filed August 25, 2005 and incorporated herein by reference.

(p) (1)	Code of Ethics adopted by Eaton Vance Corp., Eaton Vance Management, Boston
Management and Research, Eaton Vance Distributors, Inc. and the Eaton Vance Funds
effective September 1, 2000, as revised February 1, 2006, filed as Exhibit (p)(l) to the
Post-Effective Amendment No. 94 of Eaton Vance Growth Trust (File Nos. 2-22019 and
811-1241) filed January 26, 2006 (Accession No. 0000940394-06-000125) and
incorporated herein by reference.

Item ^ 29. Persons Controlled by or under Common Control with Registrant

      Not Applicable

Item ^ 30. Indemnification

     Article IV of the Registrant’s Declaration of Trust permits Trustee and officer indemnification by By-law, contract and vote. Article XI of the By-Laws contains indemnification provisions. Registrant’s Trustees and officers are insured under a standard mutual fund errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their capacities as such.

Item ^ 31. Business and Other Connections of Investment Adviser

     Reference is made to: (i) the information set forth under the caption “Management and Organization” in the Feeder Fund’s SAI; (ii) the Eaton Vance Corp. Form 10-K filed under the Securities Exchange Act of 1934 (File No. 1-8100); and (iii) the Form ADV of Eaton Vance Management (File No. 801-15930) and Boston Management and Research (File No. 801-43127) filed with the SEC, all of which are incorporated herein by reference.

Item ^ 32. Principal Underwriters

      Not applicable because Registrant does not make a continuous offering of its shares.

Item ^ 33. Location of Accounts and Records

     All applicable accounts, books, and documents required to be maintained by Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant’s custodian, State Street Bank and Trust Company, 200 Clarendon Street, 6th Floor, Mail Code ADM 27, Boston, MA 02116, and the Registrant’s transfer agent, PFPC, Inc., 4400 Computer Drive, Westborough, MA 01581-5120 with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the administrator and investment adviser. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Portfolio’s investment adviser, BMR, Two International Place, Boston, Massachusetts 02110.

Item ^ 34. Management Services

Not Applicable Item ^ 35. Undertakings Not Applicable

SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the ^ 30th day of April, ^ 2010.

EATON VANCE SERIES TRUST

By: /s/ Duncan W. Richardson Duncan W. Richardson President^